Exhibit 10.19

                     THE NON-CONTRIBUTORY RETIREMENT PROGRAM
                            FOR CERTAIN EMPLOYEES OF
                            TRIGON INSURANCE COMPANY

                  AMENDMENT ADOPTING NEW DEFINITION OF EARNINGS
                                       AND
               ADDING A DEFINITION OF HIGHLY COMPENSATED EMPLOYEE

         WHEREAS, Trigon Insurance Company (herein referred to as the "Employer") maintains a non-contributory retirement program, the Non-Contributory Retirement Program for Certain Employees of Trigon Insurance Company (herein referred to as the "Retirement Program") pursuant to the provisions of the National Retirement Program;

         WHEREAS, pursuant to Section 7.01 of the Retirement Program, the Employer has reserved the right to amend or modify the Retirement Program;

         WHEREAS, it is desirable to modify the Retirement Program to clarify that Earnings do not include the value of taxable income derived from stock options granted by the Employer for purposes of determining either the benefits accrued under the Retirement Program, the limitation on benefits imposed by
Section 415 of the Internal Revenue Code, or each Participant's status as a Highly Compensated Employee;

         WHEREAS, it is also desirable to modify the Retirement Program to add a definition of "Highly Compensated Employee;"

         NOW, THEREFORE, the Employer hereby amends the Retirement Program, effective January 1, 1998, as follows with respect to those Participants who on or after such date are employees of the Employer or any other entity that has adopted the Retirement Program with the approval of the Employer:

         1. The introductory sentence under Section 1.06, Earnings, is modified to read as follows:

         "1.06 "Earnings" shall mean the following, for the purposes of determining both benefits accrued under the Program and, for Program Years beginning on or after January 1, 1998, a Participant's status as a Highly Compensated Employee:"

                  2. Subsection (c) of Section 1.06, Earnings, is renumbered
(c)(1), subsections (c)(1) and (2) are renumbered (c)(1)(i) and (ii), respectively, and any cites to such subsections are modified accordingly.

                  3. The first sentence of Section 1.06(c )(1), Earnings, is modified to read as follows:
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         "For a Program Year beginning on or after January 1, 1988 and before
January 1, 1998, (i) or (ii) as checked below:"

                  4. Subsection (c) of Section 1.06, Earnings, is modified to add a new subsection (c)(2) to read as follows:

"(c)(2) For a Program Year beginning on or after January 1, 1998: Compensation paid or made available in such Program Year, including the following -

         "(i) the Participant's earned income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to sales people, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, expense allowances under a nonaccountable plan (as described in Treas. Reg. Section 1.62-2(c));

         "(ii) elective deferrals (as defined in Section 402(g)(3) of the Internal Revenue Code), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Section 125 or 457 of the Internal Revenue Code;

         "(iii) amounts described in Sections 104(a)(3), 105(a), and 105(h) of the Internal Revenue Code, but only to the extent that these amounts are includible in the gross income of the Participant;

         "(iv) amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Participant under Section 217 of the Internal Revenue Code;

         "(v) the value of a non-qualified stock option granted to a Participant by the Employer, but only to the extent that the value of the option is includible in the gross income of the Participant for the taxable year in which granted; and

         "(vi) the amount includible in the gross income of a Participant upon making the election described in Section 83(b) of the Internal Revenue Code.

"Earnings shall not include the following items:

         "(vii) (Except as described in (ii) above) Employer contributions to a program of deferred compensation to the extent that, before the application of the limitations imposed by Section 415 of the Internal Revenue Code, the contributions are not included in the gross income

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of the Participant for the taxable year in which contributed; Employer contributions made on behalf of the Participant to a simplified employee pension plan described in Section 408(k) of the Internal Revenue Code; and any distributions from a plan of deferred compensation, whether or not included in the gross income of the Participant when distributed;

         "(viii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

         "(ix) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option (or under an option described in Section 422 or 423 of the Internal Revenue Code);

         "(x) Other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant), or (except as provided in
(ii) above) contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of a Section 403(b) annuity contract (whether or not the contributions are excluded from the gross income of the Participant).

         "However, such amounts earned after the last complete calendar year prior to the earlier of the Employee's Early Retirement Date or last date of Employment shall be disregarded."

         5. Section 1.12A, Maximum Annual Social Security Covered Compensation, is renumbered as Section 1.12B, and a new Section 1.12A, Highly Compensated Employee, is added to read as follows:

         "1.12A "Highly Compensated Employee" shall mean a Participant who was either:

                  (a) a 5-percent owner at any time during the Program Year or the preceding Program Year, or

                  (b) for the preceding Program Year (i) had Earnings (as
                      defined in Section 1.06(c)(2)) from the Employer in excess of $80,000 (as adjusted to reflect cost-of-living increases).

"An employee shall be treated as a 5-percent owner for any Program Year, if at any time during such Program Year, such employee owns (or is considered as owning within the meaning of Section 318 of the Internal Revenue Code) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer.

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"A former employee shall be considered a Highly Compensated Employee if such employee was a Highly Compensated Employee (i) when he terminated employment, or
(ii) during any Program Year following his attainment of age 55."

         6. Subsection (a) of Section 4.12, Limitations on Benefits, is hereby modified by inserting the following in lieu of the last paragraph:

         "Notwithstanding anything in this paragraph to the contrary, with respect to Program Years beginning on or after January 1, 1998, for purposes of this Section, the term "annual benefit" means the benefit that is payable annually to a Participant in the form of a straight lifetime benefit with no ancillary benefits, and the term "compensation" has the same meaning as Earnings, as defined in Section 1.06(c)(2) (without regard to the last paragraph under Section 1.06(c)(2))."

                                   TRIGON INSURANCE COMPANY

                                   By:  ________________________
                                           Authorized Officer

------------------------           ----------------------------
Attest                             Title

------------------------           ----------------------------
Title                              Date

                                   APPROVED:

                                   NATIONAL EMPLOYEE
                                   BENEFITS COMMITTEE

                                   By:  _________________________
                                          Secretary

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